# MJ Holdings, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERT.9999

Certificate Number

9,000,000,000

Shares

PAR VALUE $0.001
COMMON STOCK

CUSIP NO.: **999999ZZ9**

THIS CERTIFIES THAT ** SPECIMEN **

Is The Owner Of

*** NINE BILLION AND 00/100 ***

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

## MJ HOLDINGS, INC.

**Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.**



MJ HOLDINGS, INC.
Corporate
Seal
NEVADA

PARIS BALAOURAS
Chief Executive Officer

TERRENCE M. TIERNEY
Corporate Secretary

DATED: 01/01/2009

Countersigned and Registered
**TRANSHARE CORPORATION**
Transfer Agent

By

Authorized Signature
2849 Executive Drive, Suite 200, Clearwater, Fl. 33762
303 - 662 - 1112

**CERT.9999**

999999 *TEST ISSUE REF 1999 5.4375% 12/31/5*